                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                           1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, For Use of the
[_] Preliminary Proxy Statement               Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                      Bottomline Technologies (de), Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)   Title of each class of securities to which transaction applies:

  (2)   Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)   Proposed maximum aggregate value of transaction:

  (5)   Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)   Amount previously paid:

  (2)   Form, Schedule or Registration Statement no.:

  (3)   Filing Party:

  (4)   Date Filed:

                      BOTTOMLINE TECHNOLOGIES (de), INC.
                               155 Fleet Street
                        Portsmouth, New Hampshire 03801

                   Notice of Annual Meeting of Stockholders to be held on Thursday, November 11, 1999

To the stockholders of Bottomline Technologies (de), Inc.:

   The annual meeting of stockholders of Bottomline Technologies (de), Inc., a Delaware corporation, will be held on Thursday, November 11, 1999 at 3:00 p.m., local time, at the Sheraton Harborside Portsmouth Hotel, 250 Market Street, Porstmouth, New Hampshire 03801, for the purpose of considering and voting upon the following matters:

  1. To elect one Class I director for the ensuing three years;

  2. To ratify the selection of Ernst & Young LLP as independent auditors of the company for the current fiscal year; and

  3. To transact such other business as may properly come before the annual meeting, including any adjournment or postponement thereof.

   We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 30, 1999 with the proxy statement which accompanies this notice of meeting, which contains our financial statements and other information of interest to you.

   Holders of record of our common stock at the close of business on September 30, 1999 are entitled to receive this notice and to vote at the annual meeting.

   We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage pre-paid envelope.

                                          By Order of the Board of Directors,

                                          Daniel M. McGurl, President

October 12, 1999
Porstmouth, New Hampshire

                      BOTTOMLINE TECHNOLOGIES (de), INC.
                               155 Fleet Street
                        Portsmouth, New Hampshire 03801

                                Proxy Statement

                    For the Annual Meeting of Stockholders
                   to be held on Thursday, November 11, 1999

   This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Thursday, November 11, 1999 at 3:00 p.m., local time, at the Sheraton Harborside Portsmouth Hotel, 250 Market Street, Porstmouth, New Hampshire 03801, including any adjournment or postponement thereof.

   The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 30, 1999, which we sometimes refer to as "fiscal 1999," and the enclosed proxy are being mailed to stockholders on or about October 12, 1999.

Voting of Proxies

   All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted "FOR" approval of the matter.

   A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  . file with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  . duly execute a later dated proxy relating to the same shares and deliver it to our corporate secretary before the taking of the vote; or

  .   attend the annual meeting and vote in person.

   Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

   Any written notice of revocation or subsequent proxy should be sent to us at our principal executive offices at the following address: Bottomline Technologies (de), Inc., 155 Fleet Street, Portsmouth, New Hampshire 03801,
Attention: Corporate Secretary.

Stockholders Entitled to Vote

   Our board of directors has fixed September 30, 1999 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 30, 1999, there were 10,636,809 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

   The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

   If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and any abstentions will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class I director and the ratification of the selection of independent auditors).

   The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of common stock entitled to vote at the annual meeting is required for the election of the Class I director. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of common stock entitled to vote at the annual meeting is required for the ratification of the selection of our independent auditors for the current fiscal year ending June 30, 2000.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information as of September 30, 1999, regarding the beneficial ownership of shares of our common stock by (a) each of the "named executive officers," as described in the Summary Compensation Table below, (b) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (c) each director of ours, including the director nominee, and (d) our executive officers and directors as a group. The address of each of our employees, officers and directors is c/o Bottomline Technologies (de), Inc., 155 Fleet Street, Portsmouth, New Hampshire 03801, and the address of the John H. Harland Company is 2939 Miller Road, Decatur, Georgia 30035.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the "SEC," and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 30, 1999 are deemed outstanding for computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

                                                                    Options
                                                                 Attributed to
                                                                    Shares
                                                   Shares        Beneficially
                                             Beneficially Owned      Owned
                                             ------------------- -------------
Name of Beneficial Owner                      Number    Percent     Number
------------------------                     --------- --------- -------------
Daniel M. McGurl............................ 1,601,250   15.04%       7,500
Robert A. Eberle............................    56,473       *       40,500
Joseph L. Mullen............................   238,106    2.24        7,500
Leonard J. DiIuro, Jr.......................    54,750       *        3,750
John H. Harland Company.....................   581,394    5.47          --
Joseph L. Barry, Jr.........................   189,375    1.78       30,000
Bruce E. Elmblad............................    60,000       *       15,000
James L. Loomis............................. 1,601,250   15.04        7,500
James W. Zilinski...........................    60,000       *       30,000
All executive officers and directors as a
 group (8 persons).......................... 3,861,204   35.82      141,750

--------
*  Represents less than 1% of the outstanding shares of our common stock.

                    PROPOSAL 1--ELECTION OF CLASS I DIRECTOR

   We have three classes of directors currently consisting of two Class I directors, two Class II directors and two Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Mr. Joseph
L. Barry, Jr. and Mr. Bruce E. Elmblad are currently serving as Class I directors. Mr. Elmblad has notified us of his intention to retire from our board of directors. Our board of directors intends to seek a qualified person to replace Mr. Elmblad, however, a candidate has not yet been identified. The Class I director elected this year will serve as a member of our board of directors until the 2002 annual meeting of stockholders, or until his successor is elected and qualified.

   The persons named in the enclosed proxy will vote to re-elect Mr. Barry as the Class I director unless the proxy is marked otherwise. Mr. Barry has indicated his willingness to serve on our board of directors, if elected. If Mr. Barry should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. However, the proxies cannot be voted for more than one person because we have named only one nominee. Our board of directors has no reason to believe that Mr. Barry will be unable to serve if elected.

   Set forth below for each director, including the Class I director nominee, is information as of September 30, 1999 with respect to (a) his name and age,
(b) position and offices at the company, (c) principal occupation and business experience during the past five years, (d) directorships, if any, of other publicly held companies and (e) the year he became a director of the company.

                                                 Principal Occupation, Other
                                                     Business Experience
                                     Director   During the Past Five Years and
              Name               Age  Since          Other Directorships
              ----               --- -------- ---------------------------------
 Class I director, nominee to be
 elected at the annual meeting
 (term expiring in 2002)
 Joseph L. Barry, Jr.             66   1990   Mr. Barry has served as President
                                              of Hallmark Mechanical Corp., a
                                              machinery service company, since
                                              1990, and as President of
                                              Hallamore Corp., a transportation
                                              and rigging company, since 1956.
                                              Since 1975, Mr. Barry has served
                                              as Chairman of Northeast Concrete
                                              Products and since 1978 as co-
                                              chairman of New England Teamsters
                                              Pension Fund.
 Class II directors
 (terms expiring in 2000)
 Joseph L. Mullen                 47   1996   Mr. Mullen has served as
                                              Executive Vice President of
                                              Operations of Bottomline since
                                              July 1996, and served as Vice
                                              President of Sales and Marketing
                                              from July 1991 to July 1996. From
                                              1977 to 1989, Mr. Mullen held a
                                              variety of positions at IBM
                                              Corporation, including Marketing
                                              Manager and Northeast Area Market
                                              Planning Manager.

 James W. Zilinski                55   1994   Mr. Zilinski has served as
                                              President, Chief Executive
                                              Officer and a director of
                                              Berkshire Life Insurance Company
                                              since 1995. From February 1995 to
                                              July 1995, Mr. Zilinski served as
                                              an independent consultant. From
                                              August 1994 to January 1995, Mr.
                                              Zilinski served as President of
                                              the Investment Services Group of
                                              The BISYS Group, Inc., a provider
                                              of outsourcing services to
                                              financial institutions. Prior to
                                              August 1994, Mr. Zilinski served
                                              as Executive Vice President and
                                              Chief Marketing Officer of New
                                              England Mutual Life Insurance
                                              Company.

                                         Principal Occupation, Other Business
                                                      Experience
                              Director   During the Past Five Years and Other
           Name           Age  Since                 Directorships
           ----           --- -------- ----------------------------------------
 Class III directors
 (terms expiring in 2001)
 Daniel M. McGurl          63   1989   Mr. McGurl co-founded Bottomline in May
                                       1989, and has served as Chairman of the
                                       Board of Directors, President and Chief
                                       Executive Officer of Bottomline since
                                       May 1989. From 1987 to 1989, Mr. McGurl
                                       served as Senior Vice President of State
                                       Street Bank and Trust Company. Prior to
                                       1987, Mr. McGurl held a variety of
                                       positions at IBM Corporation, including
                                       Director of Marketing Planning and
                                       Director of Far East Operations.
 James L. Loomis           49   1989   Mr. Loomis co-founded Bottomline in May
                                       1989. Since August 1998, Mr. Loomis has
                                       served as Senior Executive Advisor of
                                       Bottomline. From July 1996 to August
                                       1998, Mr. Loomis served as Executive
                                       Vice President of Bottomline and from
                                       May 1989 to July 1996, Mr. Loomis served
                                       as Vice President and Treasurer. Prior
                                       to 1989, Mr. Loomis held a variety of
                                       positions with the Nashua Corporation, a
                                       manufacturer of imaging supply products,
                                       including Director of International
                                       Finance and Treasurer of a foreign
                                       subsidiary.

   Pursuant to the First Amendment and Restatement of Stock Rights and Voting Agreement, dated as of March 31, 1992, as amended, among Bottomline and some of our stockholders, those stockholders were granted the right, which terminated upon the closing of our initial public offering in February 1999, to designate representatives on our board of directors. Under this agreement, Messrs. McGurl, Loomis and Barry were elected to our board of directors.

Board of Directors and Committee Meetings

   Our board of directors met five times, including by telephone conference, during fiscal 1999. The compensation committee of our board of directors held one meeting during fiscal 1999. All directors attended 100% of the meetings of our board of directors and the committees on which they served.

   The compensation committee of our board of directors, currently composed of Messrs. Barry and Elmblad, makes recommendations concerning salaries and incentive compensation for our employees and administers and grants stock options under our stock option plans to our executive officers. The audit committee of our board of directors was formed in November 1998 to review the results and scope of the audit and other services provided by our independent public auditors. The report of our independent auditors with respect to fiscal 1998 was presented to our full board of directors prior to the formation of our audit committee. Messrs. Elmblad and Zilinski are the current members of our audit committee. We do not have a nominating committee or a committee serving a similar function. Nominations are made by and through our full board of directors.

Director Compensation

   All of our directors are reimbursed for expenses incurred to attend meetings of our board of directors and committees on which they serve. In addition, our non-employee directors receive stock options under our 1998 Director Stock Option Plan. The Director Stock Option Plan currently provides that each future non-employee director will be granted an option to purchase 15,000 shares of our common stock on the date of his or her initial election to our board of directors, which will vest ratably over four years on each anniversary of the date of grant. In addition, each non-employee director will receive an option to purchase 7,500 shares of our common stock on the date of each annual meeting of stockholders beginning with the 1999 annual meeting of stockholders, other than a director who was initially elected to our board of directors at any time after the prior year's annual meeting. The options granted annually vest upon the earlier of one year from the date of grant and the date immediately preceding the next annual meeting of stockholders, provided that the optionee remains a director of ours. The exercise price per share of all options granted under the plan will be the fair market value of a share of our common stock on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, or written representations from reporting persons that no Form 5 filing was required for such person, we believe that, during fiscal 1999, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934 other than the filing of one Form 4 reporting one transaction by Mr. Robert A. Eberle.

Executive Compensation

 Summary Compensation Table

   The following table sets forth for each of the last two fiscal years the cash compensation paid and the shares underlying options granted to (a) our chief executive officer and (b) each of the other executive officers who received annual compensation in excess of $100,000 during fiscal 1999, collectively, the "named executive officers."

                           Summary Compensation Table

                                         Annual        Long-Term
                                      Compensation    Compensation
                                    ----------------- ------------
                                                       Securities
                             Fiscal                    Underlying   All Other
Name and Principal Position   Year   Salary   Bonus    Options(1)  Compensation
---------------------------  ------ -------- -------- ------------ ------------
Daniel M. McGurl...........   1999  $185,000 $190,000       --       $ 3,371(2)
 Chairman of the Board of     1998  $172,333 $ 50,000    30,000      $ 1,680(2)
 Directors, President and
 Chief Executive Officer
Robert A. Eberle(3)........   1999  $131,913 $150,000   162,000      $34,722(4)
 Chief Financial Officer,     1998       --       --        --           --
 Executive Vice President
 and Treasurer
Joseph L. Mullen...........   1999  $175,000 $150,000       --       $ 4,088(2)
 Executive Vice President,    1998  $144,375 $ 62,966    30,000      $ 2,158(2)
 Operations
Leonard J. DiIuro, Jr.(5)..   1999  $120,000 $193,201    30,000      $ 4,199(2)
 Executive Vice President,    1998       --       --        --           --
 Sales

--------
(1) The number of shares covered by options to purchase shares of our common stock granted during the fiscal years ended June 30, 1999 and June 30, 1998.

(2) Consists of contributions made by us to the named executive officer's account in our 401(k) Plan.

(3) Mr. Eberle became Chief Financial Officer, Executive Vice President, Treasurer and an executive officer of the company in September 1998.

(4)  Consists of moving expenses.

(5) Mr. DiIuro became Executive Vice President, Sales and an executive officer of the company in July 1998.

 Stock Options

   The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of our common stock during fiscal 1999.

                        Option Grants During Fiscal 1999

                                                                       Potential Realizable
                                       Percent                           Value at Assumed
                          Number of    of Total                        Annual Rates of Stock
                          Securities   Options    Exercise              Price Appreciation
                          Underlying  Granted to   or Base              for Options Term(2)
                           Options   Employees in Price Per Expiration ---------------------
          Name             Granted   Fiscal Year   Share(1)    Date        5%         10%
          ----            ---------- ------------ --------- ---------- ---------- ----------
Daniel M. McGurl........       --         --          --         --           --         --
Robert A. Eberle........   162,000      21.4%      $10.00    9/30/08   $1,018,809 $2,581,863
Joseph L. Mullen........       --         --          --         --           --         --
Leonard J. DiIuro, Jr...    30,000       4.0%      $13.00    2/11/09   $  245,269 $  621,560

--------
(1) The exercise price of each option equaled the fair market value of our common stock on the date of the option grant.

(2) Amounts that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) on the market value of our common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of our common stock.

 Fiscal Year-End Option Values

   The following table sets forth information for each of the named executive officers with respect to the exercise of options to purchase shares of our common stock during fiscal 1999 and the number and value of options outstanding as of the fiscal year ended 1999. No stock options were exercised by any of the named executive officers in fiscal 1999.

                         Fiscal Year-End Option Values

                                Number of Shares        Value of Unexercised
                              Underlying Options at     In-the-Money Options
                                  June 30, 1999          at June 30, 1999(1)
                            ------------------------- -------------------------
           Name             Exercisable Unexercisable Exercisable Unexercisable
           ----             ----------- ------------- ----------- -------------
Daniel M. McGurl...........    7,500        22,500     $331,500    $  994,500
Robert A. Eberle...........      --        162,000          --     $6,966,000
Joseph L. Mullen...........    7,500        22,500     $337,500    $1,012,500
Leonard J. DiIuro, Jr......    3,750        41,250     $168,750    $1,706,250

--------
(1) These values have been calculated on the basis of the closing price of our common stock on the Nasdaq National Market on June 30, 1999, $53.00 per share, less the aggregate exercise price.

Report of the Compensation Committee on Executive Compensation

   This report is submitted by the compensation committee of our board of directors, which is responsible for making recommendations concerning salaries and incentive compensation for our employees and administering and granting stock options under our stock option plans. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices.

 General Compensation Policy

   The compensation committee seeks to achieve the following three broad goals in connection with Bottomline's executive compensation program:

  .  enable Bottomline to attract and retain qualified executives;

  . create a performance-oriented environment by rewarding executives for the achievement of Bottomline's business objectives and/or in the individual executive's particular area of responsibility; and

  . provide executives with equity incentives in Bottomline so as to link a portion of the executive's compensation with the performance of Bottomline's common stock.

 Components of Compensation

   To achieve these goals, the executive compensation program consists principally of the following three elements:

  .  base salary;

  .  cash bonuses; and

  . stock-based equity incentives in the form of participation in Bottomline's stock option plans.

 General Factors for Establishing Compensation

   The compensation committee reviews the executive compensation of industry peers with which Bottomline competes for employees to compare the competitiveness of Bottomline's executive compensation packages. In this regard, in fiscal 1999, the company engaged an outside consulting firm to prepare a survey reviewing and comparing base salary, bonus programs and stock options of Bottomline and its industry peers. The compensation committee considered the results of the survey in determining the overall executive officer compensation packages for fiscal 1999. In addition to its review of industry compensation levels, the compensation committee also considered a number of other factors in establishing the components of each executive officer's compensation package, as summarized below.

 Base Salary

   Salaries for executive officers, including the chief executive officer, are generally determined on an individual basis by evaluating the following:

  . the executive's scope of responsibility, performance, prior employment experience and salary history;

  . Bottomline's financial performance, including increases in its revenues and profits; and

  .  internal consistency within Bottomline's salary structure.

 Annual Incentive Compensation

   The compensation committee considers the payment of cash bonuses as part of the compensation packages of Bottomline's executive officers. Annual bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining Bottomline's objectives and overall growth. In determining the amounts of the cash bonuses to be paid to the executive officers in fiscal 1999, including the chief executive officer, the compensation committee specifically considered the following achievements and the role played by the executive officer in accomplishing these achievements:

  .  the successful initial public offering of Bottomline's common stock; and

  . the selection of Bottomline by The Federal Reserve System to provide software to its 12,000 member banks.

 Long-term Incentive Compensation

   Stock options are an element of the compensation packages of Bottomline's executive officers, including the chief executive officer, because they provide an incentive to executive officers to maximize stockholder value and because they reward the executive officers only to the extent that stockholders also benefit. The compensation committee believes that it is to Bottomline's advantage to increase the executive officers' interest in Bottomline's welfare, as these employees share the primary responsibility for Bottomline's management and growth. The value of the stock options derives solely from appreciation of Bottomline's common stock. In order to promote a longer term management focus and to provide incentive for continued employment with Bottomline, stock option grants generally become exercisable over a four year period, with the exercise price being equal to 100% of the fair market value of Bottomline's common stock on the date of grant or, in the case of Mr. McGurl, 110% of the fair market value on the date of grant.

   The size of the option grant made to each executive officer is based upon the following factors:

  .  an evaluation of the executive officer's past performance;

  .  the total compensation being paid to the executive officer;

  . the anticipated value of the executive officer's contribution to Bottomline's future performance;

  .  the executive officer's scope of responsibility;

  .  the executive officer's current position with Bottomline;

  . options awarded, if any, to the executive officer during previous fiscal years; and

  . internal comparability with option grants made to other executive officers.

   In fiscal 1999, stock options were granted under Bottomline's 1997 Stock Incentive Plan to Mr. Robert A. Eberle, Chief Financial Officer, Executive Vice President and Treasurer, and Mr. Leonard J. DiIuro, Jr., Executive Vice President, Sales.

 Chief Executive Officer's Compensation

   On December 3, 1998, Bottomline entered into an employment agreement with Mr. Daniel M. McGurl, Chief Executive Officer, President and Chairman of the board of directors of Bottomline. Pursuant to his employment agreement, which is more fully described below, Mr. McGurl received a base salary of $185,000 for fiscal 1999. The compensation of Mr. McGurl is based upon the same elements and measures of performance as is the compensation of Bottomline's other executive officers. In its determination to approve a cash bonus to Mr. McGurl of $190,000 for fiscal 1999, the compensation committee specifically considered the following:

  .  the successful initial public offering of Bottomline's common stock;

  . the additional responsibilities Mr. McGurl has assumed in managing a publicly traded company;

  . the selection of Bottomline by The Federal Reserve System to provide software to its 12,000 member banks; and

  .  significant increases in Bottomline's revenues and profits over fiscal
     1998.

 Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Based on the compensation awarded to Bottomline's chief executive officer and its other named executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Bottomline in the near term.

                                         Compensation Committee

                                         Joseph L. Barry, Jr.
                                         Bruce E. Elmblad

Employment Agreements

   We entered into an employment agreement with each of Messrs. McGurl and Mullen in December 1998 and with Mr. Eberle in September 1998. The provisions of each employment agreement are substantially the same. The term of each employment agreement is the greater of (a) 36 months and (b), in the event we experience a change in control, 24 months after such event.

   A change in control of Bottomline occurs if:

  . any person becomes the beneficial owner of 50% or more of the voting power of our outstanding securities;

  .  we are acquired through a merger;

  .  we are liquidated; or

  .  all or substantially all of our assets are sold.

   If the employee's employment is terminated either by the employee as a result of an involuntary termination or by us without cause, then (a) all outstanding options held by the employee would become immediately exercisable in full, although this provision does not become effective until November 2000 with respect to Messrs. McGurl and Mullen, and (b) the employee would also be entitled to receive a lump sum payment and continuation of benefits for a period of 12 months, in the case of Messrs. Eberle and Mullen, and for a period of 24 months in the case of Mr. McGurl. In the case of Messrs. Mullen and Eberle, the lump sum payment would equal one year's salary plus the maximum amount of bonus they were eligible to earn in the then current year. In the case of Mr. McGurl, the lump sum payment would equal two times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

   An involuntary termination would occur if an employee's duties were terminated without cause, his benefits were reduced or he was demoted or relocated after a change in control.

   Cause means, prior to a change in control of Bottomline, the discharge of the employee resulting from:

  .  a felony conviction;

  .  failure to attend to material duties or obligations;

  . the breach of confidentiality, non-competition or similar obligations by the employee; or

  . an act or omission which would constitute a crime involving our property.

   The second and third items specified above would not constitute cause after our change in control.

   If the employee's employment is terminated upon or after a potential change in our control, which is described below, by the employee as a result of an involuntary termination or by us without cause, all then outstanding options held by the employee would become immediately exercisable in full and the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months, although this provision does not become effective until November 2000 with respect to Messrs. McGurl and Mullen. In the case of each of Messrs. Mullen and Eberle, the lump sum payment would equal two times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year. In the case of Mr. McGurl, the lump sum payment would equal three times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

   A potential change in control of Bottomline would occur if:

  .  we enter into an agreement that would cause a change in our control;

  . any person publicly announces an intention to take action which if consummated would constitute a change in control; or

  . the adoption of a resolution by our board of directors approving a transaction which would result in a change in our control.

   Each of the agreements provides that, in the event of a change in our control, we would pay any excise tax which the employee would be liable for under Section 4999 of the Internal Revenue Code as a result of having received the severance benefits. Under Mr. McGurl's agreement, he received an annual base salary of $185,000 in fiscal 1999. Under their agreements, each of Messrs. Mullen and Eberle were each paid an annual base salary of $175,000 in fiscal 1999. Based upon the recommendations of the compensation committee, and as more fully described above, in fiscal 1999 Mr. McGurl received a bonus of $190,000, Mr. Mullen received a bonus of $150,000 and Mr. Eberle received a bonus of $150,000.

Compensation Committee Interlocks and Insider Participation

   The current members of the compensation committee of our board of directors are Messrs. Barry and Elmblad. No executive officer of ours has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of our compensation committee. From August 1997 to November 1998, Mr. McGurl served as a member of the compensation committee of our board of directors. Mr. McGurl did not participate in any compensation deliberations with respect to any of his compensation. Mr. McGurl is President, Chief Executive Officer and Chairman of the board of directors of Bottomline.

Stock Performance Graph

   The stock performance graph below compares the percentage change in cumulative stockholder return on our common stock for the period from February 12, 1999, the first day our common stock was publicly traded, through June 30, 1999, the end of fiscal 1999, with the cumulative total return on the Nasdaq Stock Market and Nasdaq Computer & Data Processing.

   This graph assumes the investment of $100.00 in our common stock (at the initial public offering price), the Nasdaq Stock Market and Nasdaq Computer & Data Processing on February 12, 1999, and assumes dividends are reinvested.



                              [GRAPH APPEARS HERE]

                                                 February 12, 1999 June 30, 1999
                                                 ----------------- -------------
Bottomline Technologies (de), Inc...............      $100.00         $408.00
Nasdaq Stock Market.............................      $100.00         $115.00
Nasdaq Computer & Data Processing...............      $100.00         $114.00

       PROPOSAL 2--RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

   Our board of directors has selected Ernst & Young LLP as our auditors for the current fiscal year, subject to ratification by stockholders at the annual meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, our board of directors will reconsider the matter. A representative of Ernst & Young LLP, which served as auditors for fiscal 1999, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Any proposal that a stockholder intends to present at the 2000 annual meeting of stockholders must be submitted to the attention of our corporate secretary at our offices, 155 Fleet Street, Portsmouth, New Hampshire 03801 no later than June 14, 2000 in order to be considered for inclusion in the proxy statement relating to that annual meeting.

   The persons named in the enclosed proxy will have discretionary authority to vote on any matter proposed by a stockholder for consideration at the annual meeting that is not included in this proxy statement and persons named in the proxies for our 2000 annual meeting will have authority to vote on any matter proposed by a stockholder for consideration at the 2000 annual meeting that is not included in the proxy statement for that meeting if we have not received notice of the proposal by August 27, 2000.

                                 OTHER MATTERS

   Our board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

   We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   This proxy statement incorporates information with respect to our executive officers from our annual report on Form 10-K, which is being delivered with this document.

   We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                                 By Order of the Board of
                                                        Directors,

                                                 Daniel M. McGurl, President

October 12, 1999
Porstmouth, New Hampshire

                                                                        Appendix
                                                                        --------


                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                      BOTTOMLINE TECHNOLOGIES (de), INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                               November 11, 1999

        This Proxy is solicited on behalf of the Board of Directors of Bottomline Technologies (de), Inc. (the "Company").

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints Daniel M. McGurl, Robert A. Eberle and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, November 11, 1999, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.

Has your address changed?              Do you have any comments?

-----------------------------------    -----------------------------------

-----------------------------------    -----------------------------------

-----------------------------------    -----------------------------------

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE

                                  DETACH HERE
--------------------------------------------------------------------------------
     Please mark
[X]  votes as in
     this example.

The shares of common stock of Bottomline Technologies (de), Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal.

1. To elect the following person as a Class I director for the ensuing three years:

          Joseph L. Barry, Jr.

             FOR      WITHHOLD
             [_]        [_]


2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.


             FOR      AGAINST    ABSTAIN
             [_]        [_]        [_]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

Mark here for address change and note on reverse side:    [_]

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.
Please be sure to sign and date this proxy below.


Stockholder(s) sign here:                            Date:
                          -----------------------          -------------------